Exhibit 10.25

Standard Factory Lease Contract

NKCZHZ [2008] No. (010)

Built by the Nanjing Economic and Technological Development Zone

Both parties of the contract hereunder:

Lessor: Nanjing Xingang Hi-Tech Company Limited (hereinafter referred to as “Party A)

Lessee: Nanjing Puyan Pharmaceutical Technology Co., Ltd.. (hereinafter referred to as “Party B”)

Pursuant to Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration as well as relevant laws and regulations, the two parties are hereby entering into the contract herein with respect to a factory lease by following the principles of being equal, voluntary, fair and in good faith with thorough consultation and for mutual compliance.

Article I: Factory Location and Area

1.01 The factory belonging to Party A is located at the East End of 5/F, North Wing, No.01 Old Industrial Plant, Nanjing Economic and Technological Development Zone. The area to be leased is 900 square meters. Its exact location is shown in the figure attached.

Article II: Use of the Factory

2.01 The use of the factory is restricted to research and development of pharmaceutical technology by Party B. Party B may not use the factory for any other purpose without the prior written consent of Party A.

Article III: Term of Lease

3.01 The term of factory lease is for 3 years from September 1, 2008 to August 31, 2011. Party B shall not be subject to the restrictions of Article 3 if Party B surrenders its tenancy upon either purchase of the factory herein or acquisition and construction of another factory in the Nanjing Economic and Technological Development Zone due to corporate development.

3.02 The contract herein shall terminate upon completion of the term of lease. At that time, Party B is required to return the property to Party A. If Party B needs to continue its lease of the factory, it must notify Party A in writing six months prior to the expiration of the lease; Party B may continue its use of [the property] upon the consent of Party A and after the two parties reenter into a contractual agreement.

Article IV: Rental Fee

4.01 The rental fee of the factory for the first year is RMB 120 / m(2), which amounts to a total rental fee of RMB 108,000. The rental fee for the second year is RMB 130 / m(2), which amounts to a total rental fee of RMB 117,000. The rental fee for the third year is RMB 140 / m(2), which amounts to a total rental fee of RMB 126,000.

Article V: Payment Term and Method

5.01 The rental fee is to be paid on a yearly basis. Within ten days after the signing of the contract herein, Party B shall pay to Party A the property rental fee for the first year in the amount of RMB 108,000 (one hundred eight thousand yuan), which shall also serve as a security deposit for the execution of the contract herein. Beginning in 2009, prior to September 10th of each year, Party B shall party to Party A the factory rental fee for that particular year of the lease.

5.03 [sic] Party B’s payments for each period shall all be wired to the bank designated by Party A: Industrial and Commercial Bank of China, Xingang Branch, Account: 4301018609001010050.

Article VI: Party A’s Commitment Regarding Factory Property Rights

6.01 Party A warrants that there are no mortgages on the property and no property rights disputes at the time when the property is handed over. Party A shall be held liable for any such matters which may be found after handing over the property and shall be responsible for compensating Party B for any economic losses caused as a result.

Article VII: Sublease

7.01 During the term of lease, Party B may not carry out any actions which violate the ownership rights of the factory such as transferring, subleasing or lending the property to any third party or using it for another purpose of its own accord. Otherwise, Party A has the right to dissolve the contract and repossess the factory, in which case Party B shall assume any losses caused to Party A as a result.

Article VIII: Use and Repair of Factory

8.01 Party B shall be responsible for the daily maintenance of the factory and shall assume expenses for the same; Party A shall only be obligated to carry out maintenance relating to the function of the factory and other important issues which are not the result of fault on Party B’s side.

Article IX: Renovations and Changes to the Factory’s Structure

9.01 Party B may not carry out any alterations or renovations relating to the structure of the factory without Party A’s consent. Otherwise, Party A has the right to dissolve the contract or require Party B to restore the property to its original condition, and Party B shall assume the losses or expenses caused to Party A as a result.

Article X: Expenses during the Term of Factory Lease

10.01 Taxes relating to the land use rights and term of factory lease shall be paid by the two parties hereto in accordance with relevant provisions of the state and local governments.

10.02 Party B shall pay the actual expenses arising from the use of water, electricity, gas, communications, etc. in a timely manner, and shall assume liability for any breaches of contract due to late payments.

Article XI: Declarations

11.01 Party B shall assume all risks for property within the factory walls or fence which is deemed as belonging to Party B or its agents, employees, invitees or other parties.

11.02 During Party B’s occupation of the factory, Party A shall not assume liability for any physical injury or property damage caused to third parties in the course of the installation, storage or use of Party B’s equipment which is not caused by Party A.

Article XII: Liabilities for Breach of Contract

12.01 Should Party A fail to fulfill the contract herein, it shall refund Party B twice the amount of the security deposit; should Party B fail to fulfill the contract herein, it shall forfeit its right to the security deposit refund.

12.01 [sic] Should any party breach this contract, the violating party shall pay a penalty in the amount of 3% of the year’s rental fee to the other party and assume damages for the actual loss incurred.

12.02 Party B shall pay an additional late fee for all outstanding payments in the amount of 3% of the total payable for each day the payments are overdue. If the overdue period exceeds three months, Party A has the right to dissolve this contract, and Party B shall be liable for any losses incurred to Party A as a result.

Article XIII: Exemption Clause

13.01 The two parties hereto shall not be held liable for any damage to the factory or loss to Party B which is caused by any incidents of Force majeure.

Article XIV: Effectiveness

14.01 This contract shall take effect once it is signed and sealed by the legal representatives (authorized representatives) of the two parties hereto.

Article XV: Resolution of Disputes and Applicable Law

15.01 The establishment, efficacy, interpretation and performance of the contract herein, as well as the resolution of any disputes, are protected and administered by the law of People’s Republic of China.

15.02 The two parties hereto shall perform all the terms hereunder. Any dispute arising in connection with the execution of the contract herein shall be resolved through consultation between the two parties. Should such consultation fail, either party may file a charge before the People’s Court [that has jurisdiction over] the factory.

Article XVI: Miscellaneous

16.01 The dates referred to in the contract herein indicate the actual passage of time, namely one year from September 1, 2008 to August 31, 2009.

16.02 The contract herein along with the appendices shall be made in sextuplicate, two of which shall be held by Party A and Party B, respectively, while the remaining two copies shall be filed with the registration agency.

16.03 The two parties hereto may set up appendices after mutual consultation for any matters not covered hereunder, and the appendices shall carry the same legal force as the contract herein. Both parties agree to abide by the relevant laws and regulations of the People’s Republic of China with respect to any matters unspecified in the contract herein or its appendices.

Party A	Party B

Nanjing Xingang Hi-Tech	Nanjing Puyan Pharmaceutical Technology
Company Limited	Company Limited

[Seal] [illegible]	[Seal] Nanjing Puyan Pharmaceutical
Technology Company Limited
Legal Representative: Xu Yimin	Legal Representative:
[Signature] Chen [illegible]

Authorized Representative:	Authorized Representative:

[Signature] Xiao [illegible]

Date Signed: September 4, 2008
Location: Nanjing China

Site Verification

This is to certify that Nanjing Puyan Pharmaceutical Technology Co., Ltd. plans to rent the 900 square meters of property as a laboratory for technology and development, which is located at the East End of 5/F, North Wing, No.01 Standard Plant, the Nanjing Economic and Technological Development Zone (Phase 1). The property rights of the plant belong to Nanjing Xingang Hi-Tech Co., Ltd., and the relevant property rights are currently being processed.

[Seal] Management Committee of the	[Seal] Management Committee of the
Nanjing Economic and Technological	Nanjing Economic and Technological
Development Zone	Development Zone, Investment Promotion
Bureau
True and reasonable
November 5, 2008	November 4, 2008

Explanation

This is to explain that the two parties Nanjing Xingang Hi-Tech Co., Ltd. and Nanjing Puyan Pharmaceutical Technology Co., Ltd. have, upon mutual coordination and consensus, agreed to change the term of lease as set forth in Article 3 of the original factory lease contract NKCZHZ [2008] No.010 from “September 1, 2008 to August 31, 2011” to “December 1, 2008 to November 30, 2011” due to a tardy handover of the leasing property.

[Seal] Nanjing Xingang Hi-Tech Co., Ltd.

Nanjing Xingang Hi-Tech Co., Ltd.

November 12, 2008